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                                                                    Exhibit 21.1

                         STANLEY-MARTIN COMMUNITIES, LLC

                                      JURISDICTION OF INCORPORATION
SUBSIDIARY                                  OR ORGANIZATION
----------                            -----------------------------
First Excel Title, LLC                           Delaware
Stanley-Martin Financing Corp.                   Delaware
Stanley Martin Companies, Inc.                   Maryland
KF Neighborhoods, L.L.C.                         Maryland
KF II Neighborhoods, LLC                         Maryland
Wildewood Neighborhoods, LLC                     Maryland
Neighborhoods Capital, LLC                       Virginia
Beech Grove Neighborhoods, LLC                   Virginia
Bram Neighborhoods, LLC                          Virginia
Bram II Neighborhoods, LLC                       Virginia
Bram III Neighborhoods, LLC                      Virginia
Coles Run Neighborhoods, LLC                     Virginia
Fair Oaks Neighborhoods, LLC                     Virginia
George's Estates Neighborhoods, LLC              Virginia
Glenkirk Neighborhoods, LLC                      Virginia
Glynn Tarra Estates, LLC                         Virginia
Herndon Neighborhoods, LLC                       Virginia
Landmark Neighborhoods, LLC                      Virginia
Marumsco Neighborhoods, LLC                      Virginia
Neighborhoods I, L.L.C.                          Virginia
Neighborhoods II, LLC                            Virginia
Neighborhoods III, LLC                           Virginia
Neighborhoods IV, LLC                            Virginia
Neighborhoods V, LLC                             Virginia
Neighborhoods VI, LLC                            Virginia
Old Dominion Neighborhoods, LLC                  Virginia
Powell's Neighborhoods II, LLC                   Virginia
Shirlington Neighborhoods, LLC                   Virginia
Spriggs Road Neighborhoods, LLC                  Virginia
Spring Park Neighborhoods, LLC                   Virginia
Summers Neighborhoods, LLC                       Virginia
Wall Neighborhoods, LLC                          Virginia
Woodlands Neighborhoods, LLC                     Virginia
Zion Neighborhoods, LLC                          Virginia